EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated January 31, 2003, except for Note 2, for which the date is March 6, 2003 relating to the financial statements, which appears in Bio-Imaging Technologies, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 22, 2003